2015 LINCOLN HIGHWAY
P.O. BOX 988
EDISON, NJ 08818-0988

PHONE: 732.287.1000
FAX: 732.287.3200

WWW.AMPER.COM
 Exhibit 16.1

August 18, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington D.C., 20549-7561

Dear Sirs/Madams:

We have read Lightstone Value Plus Real Estate Investment Trust, Inc.’s statements included under Item 4.01 on its Form 8-K filed on August 18, 2010 and we agree with such statements concerning our firm.

/s/ Amper, Politziner & Mattia, LLP

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